Exhibit 99.1

Lordstown Motors Begins Commercial Production of EnduranceTM Pickup Truck

LORDSTOWN, Ohio, Sept 29, 2022 -- Lordstown Motors Corp. (Nasdaq: RIDE), (“Lordstown Motors” or the “Company”), an original equipment manufacturer (“OEM”) of electric light duty vehicles focused on the commercial fleet market, today announced that it has started commercial production of its Endurance full-size pickup truck, and provided a business update.

●	Start of production of commercially saleable Endurance vehicles at the Foxconn EV Ohio plant
●	Production volume will ramp slowly as a result of supply chain constraints; engineering readiness, quality, and part availability will continue to govern the speed of launch
●	FMVSS confirmation crash testing successfully completed
●	EnduranceTM has been named as one of only three semi-finalists in the North American Truck of the Year competition
●	Confirming Q4 start-of-sales, subject to full homologation testing and required certification
●	Expect to end the quarter with cash and cash equivalents of approximately $195 million
●	Continue to explore capital raising alternatives, including in connection with initial Foxconn JV program and strategic partnership discussions

Executive Commentary

Lordstown is pleased to announce that our first two commercial release production (CRP) EnduranceTM vehicles have rolled off the production line at the Foxconn EV Ohio plant, with the third expected to be completed shortly. These vehicles are part of the first batch of up to 500 saleable vehicles that we intend to build.

“We will continue to build at a slow rate as we address remaining part pedigree and part availability issues. We expect to increase the speed of production into November and December,” said Edward Hightower, Lordstown CEO and President. “Our homologation and certification processes are proceeding as planned,” Hightower continued.

FMVSS crash testing has been completed successfully, and EPA and CARB applications have been submitted. We also continue to accumulate test miles on the vehicles, finalize other certifications, and complete software updates as we work to ensure the best experience for our customers. We expect to deliver approximately 50 units to customers in 2022 and the remainder of the first batch in the first half of 2023, subject to raising sufficient capital.

We are also excited to be named a semi-finalist in the North American Truck of the Year competition. We look forward to the judges’ evaluations of the EnduranceTM this fall.

We anticipate ending the third quarter with approximately $195 million in cash and cash equivalents, including $27.1 million of proceeds from equity issuances during the 3rd quarter of 2022. We now anticipate ending 2022 with approximately $110 million in cash and cash equivalents, excluding both any additional capital raises and funding of any contingent liabilities. Our cash outlook is better than our previous outlook by approximately $75 million and we continue to explore opportunities for capital raising alternatives, including in connection with the initial Foxconn JV program and strategic partnerships.

About Lordstown Motors Corp.

Lordstown Motors is an electric vehicle (EV) OEM developing innovative light duty commercial fleet vehicles, with the Endurance all electric pickup truck as its first vehicle and being launched in the Lordstown, Ohio facility. Lordstown Motors has engineering, research and development facilities in Farmington Hills, Michigan and Irvine, California. For additional information visit www.lordstownmotors.com.

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the need to raise substantial additional capital to execute our business plan, achieve our production targets for the Endurance, achieve scaled production of the Endurance, to continue ongoing operations and remain a going concern, and our ability to raise such funding on a reasonable timeline and with suitable terms; the cost and other impacts of contingent liabilities such as litigation, regulatory proceedings, investigations, stockholder letters and claims and availability of insurance coverage and/or adverse publicity with respect to these matters, which may have a material adverse effect, whether or not successful or valid, on our liquidity position, cash projections, business prospects and ability and timeframe to obtain financing; our limited operating history and our ability to execute our business plan, including through our relationship with Foxconn; our ability to raise sufficient capital in order to invest in the tooling that we expect will enable us to eventually lower the Endurance bill of materials cost, continue design enhancements of the Endurance and fund any future vehicles we may develop; the rollout of our business and the timing of expected business milestones, including our ability to complete the engineering of the Endurance, Foxconn's ability to complete the conversion and retooling of its Lordstown facility, to establish and maintain appropriate supplier relationships, to successfully complete testing, homologation and certification, and to start delivery of the Endurance in accordance with our projected timeline; our ability to successfully identify and implement actions that will lower the Endurance bill of materials cost; supply chain disruptions, inflation and the potential inability to source essential components and raw materials, including on a timely basis or at acceptable cost, and their consequences on testing, production, sales and other activities; our ability to obtain binding purchase orders and build customer relationships; the risk that our technology, including our hub motors, does not perform as expected and our overall ability to deliver on the expectations of customers with respect to the pricing, performance, quality, reliability, safety and efficiency of the Endurance and to provide the levels of service and support that they will require; our ability to conduct business using a direct sales model, rather than through a dealer network used by most other OEMs; the effects of competition on our ability to market and sell vehicles; our inability to retain key personnel and to hire additional personnel; the ability to protect our intellectual property rights; the failure to obtain required regulatory approvals; changes in laws or regulatory requirements or new or different interpretations of existing law; changes in governmental incentives and fuel and energy prices; the impact of health epidemics, including the COVID-19 pandemic, on our business; cybersecurity threats and compliance with privacy and data protection laws; failure to timely implement and maintain adequate financial, information technology and management processes and controls and procedures; our ability to remain in compliance with our debt covenants, our ability to repay the obligations when due, and the risks associated with having pledged significant assets as collateral for recently obtained indebtedness; and the possibility that we may be adversely affected by other economic, geopolitical, business and/or competitive factors, including the direct and indirect effects of the war in Ukraine. In addition, the transactions entered into with Foxconn are subject to risks and uncertainties. No assurances can be given that we will successfully implement or that we will realize the anticipated benefits from the recently completed transactions with Foxconn, including the contract manufacturing agreement and the joint venture to jointly develop additional EVs for launch. If we are unable to maintain our relationship with Foxconn or effectively manage outsourcing the production of the Endurance to Foxconn, we may be unable to ensure continuity, quality, and compliance with our design specifications or applicable laws and regulations, which may ultimately disrupt and have a negative effect on our production and operations. The success of the joint venture depends on many variables, including our ability to utilize the designs, engineering data and other foundational work of Foxconn, its affiliates, and other members of the MIH consortium to commercialize, industrialize, homologate and certify a vehicle in North America, along with variables that are out of the parties' control, such as technology, innovation, adequate funding, supply chain and other economic conditions, competitors, customer demand and other factors that impact new vehicle development. If we are unable to develop new vehicles for ourselves and potentially other OEM customers, our business prospects, results of operations and financial condition may be adversely affected. We will need additional funding and will seek strategic partnerships to execute our business plan and to achieve scaled production of the Endurance. As we seek additional sources of financing and strategic partnerships, there can be no assurance that such financing or partnerships would be available to us on favorable terms or at all. Our ability to obtain additional financing in the debt and equity capital markets or through strategic partnerships is subject to several factors, including market and economic conditions, the significant amount of capital required, the fact that our bill of materials cost is currently, and expected to continue to be, substantially higher than our anticipated selling price, uncertainty surrounding regulatory approval and the performance of the vehicle, meaningful exposure to material losses related to ongoing litigation and the SEC investigation, our performance and investor sentiment with respect to us and our business and industry. Additional information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Investors

Carter Driscoll

IR@lordstownmotors.com

Media

Colleen Robar

crobar@robarpr.com

313-207-5960